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                                                                  EXECUTION COPY

                                                                     Exhibit 1.1

                          M&I AUTO FINANCE TRUST 2003-1

                $174,000,000 Class A-1 1.1475% Asset Backed Notes
                 $220,000,000 Class A-2 1.60% Asset Backed Notes $285,000,000 Class A-3 2.31% Asset Backed Notes $145,500,000 Class A-4 2.97% Asset Backed Notes
                  $25,500,000 Class B 3.45% Asset Backed Notes

                       M&I DEALER AUTO SECURITIZATION, LLC
                                    (Company)

                           M&I MARSHALL & ILSLEY BANK
                                    (Sponsor)

                             UNDERWRITING AGREEMENT

                                                                November 5, 2003

CREDIT SUISSE FIRST BOSTON LLC
 As Representative of the
 Underwriters Listed in
 Schedule I (the "Representative")
11 Madison Avenue, 5/th/ Floor
New York, New York  10010

Ladies and Gentlemen:

     M&I Dealer Auto Securitization, LLC, a Delaware limited liability company (the "Company") and a wholly owned, special purpose, bankruptcy remote subsidiary of M&I Marshall & Ilsley Bank, a Wisconsin banking corporation (the "Sponsor"), proposes to sell to the Underwriters listed in Schedule I hereto (the "Underwriters") $174,000,000 aggregate principal amount of Class A-1 1.1475% Asset Backed Notes (the "Class A-1 Notes"), $220,000,000 aggregate principal amount of Class A-2 1.60% Asset Backed Notes (the "Class A-2 Notes"), $285,000,000 aggregate principal amount of Class A-3 2.31% Asset Backed Notes (the "Class A-3 Notes"), $145,500,000 aggregate principal amount of Class A-4 2.97% Asset Backed Notes (the "Class A-4 Notes") and $25,500,000 aggregate principal amount of Class B 3.45% Asset Backed Notes (the "Class B Notes" and, together with the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes"), set forth in Section 1 hereof. The Notes are issued by the M&I Auto Loan Trust 2003-1 (the "Trust"). The Trust also will issue one certificate to the Company that will represent the sole equity interest in the Trust (the "Certificates" and, together with the Notes, the "Securities"). Each Note will be secured by the assets of the Trust pursuant to the Indenture (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Appendix X to the Sale and Servicing Agreement dated as of November 13, 2003, among the Company, as seller, (the "Seller"), the Trust, BNY Midwest Trust Co., as indenture trustee (the "Indenture Trustee"), and the Sponsor in its capacity as servicer (in such capacity, the "Servicer").

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     The assets of the Trust (the "Trust Property") include, among other things, a pool of retail motor vehicle loans and/or retail installment sale contracts secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light duty trucks and other similar vehicles (the "Receivables") and subsequent receivables (the "Subsequent Receivables"; and collectively , the "Receivables") and certain monies received under the Receivables after the close of business on November 7, 2003 (the "Initial Cutoff Date") or, with respect to Subsequent Receivables each cutoff date related to the transfer of such Subsequent Receivables (each, a "Subsequent Cutoff Date" related to a "Funding Date"), such Receivables to be serviced for the Trust by the Servicer.

     A portion of the Receivables were sold (1) to M&I Northwoods III LLC ("Northwoods") pursuant to a Purchase Agreement, dated as of December 28, 2001, between the Sponsor and Northwoods and (2) simultaneously sold to Preferred Receivables Funding Corporation ("PREFCO") pursuant to an Amended and Restated Loan Purchase Agreement, dated as of December 28, 2001, among Northwoods, the Sponsor, PREFCO, certain financial institutions and Bank One, National Association, as agent, and will be sold to the Company by PREFCO, Northwoods and the Sponsor pursuant to a Purchase Agreement, dated as of the Closing Date (the "Purchase Agreement") between the Company, the Sponsor, Northwoods and PREFCO. The remaining Receivables will be sold directly into the transaction by the Sponsor pursuant to the Purchase Agreement. M&I Dealer Finance, Inc. originated 100% of the Receivables (in such capacity, the "Originator") and has previously sold the Receivables to the Sponsor. The Receivables will be conveyed by the Company to the Trust pursuant to a Sale and Servicing Agreement dated as of the Closing Date (the "Sale and Servicing Agreement") among the Company, the Servicer, the Indenture Trustee and the Trust. The Subsequent Receivables will be conveyed by the Company to the Trust pursuant to the Purchase Agreement and one or more funding notices (each, a "Funding Notice") executed after the Closing Date on each Funding Date on or prior to the date which is six months after the Closing Date (the "Funding Period"), and will be conveyed to the Trust pursuant to the Sale and Servicing Agreement and related Funding Notice.

     The Notes will be issued pursuant to an Indenture to be dated as of the Closing Date (the "Indenture") between the Trust and the Indenture Trustee. The Sponsor will agree to perform certain administrative tasks pursuant to an Administration Agreement to be dated as of the Closing Date (the "Administration Agreement") among the Sponsor, the Trust and the Indenture Trustee. The Certificates will be issued pursuant to an Amended and Restated Trust Agreement to be dated as of the Closing Date (the "Trust Agreement") between the Company, the Sponsor and Deutsche Bank Trust Company Delaware, as owner trustee (the "Owner Trustee").

     The Company has prepared, in conformity in all material respects with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and filed with the Securities and Exchange Commission (the "Commission") a registration statement (Reg. No. 333-107220), including a prospectus, relating to the Notes. The registration statement as amended at the time it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective

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amendment at the time of its effectiveness, is referred to as the "Registration
Statement," the form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "Base Prospectus" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Notes and the offering thereof (the "Prospectus Supplement") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "Prospectus".

     The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" refers to such rule under the Act. "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, this Agreement, the Securities and the Note Depository Agreement. "Securityholder" means any Noteholder and any Certificateholder and "Security Owner" means the beneficial owner of any Note or Certificate. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in Appendix X to the Sale and Servicing Agreement.

     1. The Company agrees to sell and deliver to the Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company, the respective aggregate principal amounts and classes of Notes set forth opposite such Underwriter's name in Schedule I hereto. To the extent that on the Closing Date the aggregate principal amount of any class of Notes available for sale to the Underwriters by the Company is greater than the aggregate principal amount of such class of Notes set forth on Schedule I, each Underwriter, on the conditions set forth in the preceding sentence, agrees to purchase, severally and not jointly, from the Company its pro rata percentage (based on the aggregate principal amount of that class of Notes set forth opposite such Underwriter's name on Schedule I) of the aggregate principal amount of that class of Notes available for sale to the Underwriters on the Closing Date up to an aggregate principal amount not to exceed 110% of the aggregate principal amount of such class of Notes set forth opposite such Underwriter's name on Schedule I. The purchase price for Notes of any class will be the applicable percentage set forth on Schedule I hereto of the aggregate principal amount of such class purchased. Each Underwriter agrees that:

     (a) It has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended.

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     (b)  It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust and shall procure that the Notes are not offered or sold in the United Kingdom other than to persons authorized under FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to person qualifying as high net worth persons under Article 49 of the Order, or if distributed in the United Kingdom by authorized persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 ("CIS Order") or to persons qualifying as high net worth persons under Article 22 of the CIS Order.

     (c) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

     2. The Company understands that the Underwriters intend (i) to make a public offering of the Notes purchased by the Underwriters hereunder as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Company and the Representative is advisable and (ii) initially to offer the Notes purchased by the Underwriters hereunder upon the terms set forth in the Prospectus.

     3. Payment for the Notes purchased by the Underwriters hereunder shall be made to the Company or to its order by wire transfer of same day funds at the office of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois, time on November 13, 2003, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing (the "Closing Date"). As used herein, the term "Business Day" means any day other than a day on which banks generally are permitted or required to be closed in New York, New York, Chicago, Illinois or Milwaukee, Wisconsin.

     Payment for the Notes purchased by the Underwriters hereunder shall be made against delivery to the Representative for the respective accounts of the Underwriters on the Closing Date of such Notes in global form registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Basic Documents and the Note Depository Agreement, as the Representative shall request in writing not later than a reasonable time prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Company. The Company shall make such global certificates representing the Notes available for inspection by the Representative at the office of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 not

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later than 1:00 P.M., Chicago, Illinois time, on the Business Day prior to the
Closing Date.

     4. Each of the Company and the Sponsor, as applicable, represents and warrants to and agrees with each Underwriter that:

          (a) The Registration Statement, including amendments thereto as may have been required on or prior to the date hereof, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective. The conditions to the use by the Company of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

          (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Registration Statement will conform in all material respects to the requirements of the Act and the Rules and Regulations, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) (i) On the date of this Agreement, the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Sponsor or the Company in writing by any Underwriter through the Representative expressly for use in the Prospectus (collectively, "Underwriter Information"). Each of the Company and the Sponsor hereby agrees with the Underwriters that, for all purposes of this Agreement, the only Underwriter Information furnished consists of the statements in the second sentence of the

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     third paragraph and the fourth, fifth and sixth paragraphs under the caption "Underwriting" in the Prospectus Supplement.

          (d) The Company is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as now conducted by it and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other Trust Property. The Company has the power, authority and legal right to execute, deliver and perform this Agreement and each of the other Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Trust as Trust Property.

          (e) The Sponsor is a Wisconsin banking corporation that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as now conducted by it and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other Trust Property. The Sponsor has the power, authority and legal right to execute, deliver and perform this Agreement and each of the other Basic Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Trust as Trust Property.

          (f) The execution, delivery and performance by each of the Company and the Sponsor of each of the Basic Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by each of the Company and the Sponsor by all necessary limited liability company and corporate action. The Basic Documents to which each of the Company and the Sponsor is a party have been duly executed and delivered by each of the Company and the Sponsor and, when executed and delivered by each of the Company and the Sponsor and the other parties thereto, each of such Basic Documents will constitute a legal, valid and binding obligation of each of the Company and the Sponsor, enforceable against each of the Company and the Sponsor in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

          (g) No consent, approval, authorization, license or other order or action of, or filing or registration with, any court or governmental authority, bureau or agency is required in connection with the execution, delivery or performance by either the Company or the Sponsor of any of the Basic Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby except such as have been obtained and made

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     under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

          (h) Neither the Company nor the Sponsor is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance by each of the Company and the Sponsor of the Basic Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the terms and provisions hereof and thereof will not materially conflict with or result in a material breach or violation of any of the terms and provisions of, constitute (with or without notice or lapse of time or both) a material default under or result in the creation or imposition of any Lien (other than as contemplated by the Basic Documents) upon any of its properties pursuant to the terms of, (A) the organizational documents of either the Company or the Sponsor, (B) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which either the Company or the Sponsor is a party or by which the Company is bound, which violation or default would have a material adverse effect on the transactions contemplated herein or in the Basic Documents or (C) any law, order, rule or regulation applicable to either of the Company and the Sponsor of any regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over the Company or the Sponsor.

          (i) There are no proceedings or investigations pending, or to the knowledge of the Company and the Sponsor threatened, to which either the Company or the Sponsor is a party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) that are required to be disclosed in the Registration Statement or the Prospectus and are not so disclosed, (ii) asserting the invalidity of this Agreement or any of the Basic Documents, (iii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iv) seeking any determination or ruling that might materially and adversely affect the performance by either of the Company or the Sponsor of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, (v) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of any of the Securities, or (vi) which, if determined adversely, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of any of the Securities or the marketability of any of the Securities.

          (j) There are no contracts or other documents of a character (i) required to be filed as an exhibit to the Registration Statement, (ii) required to be described in the Registration Statement or (iii) required to be described in the

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     Prospectus pursuant to the Act and the Rules and Regulations which are not filed or described as required.

          (k) The representations and warranties of each of the Company and the Sponsor contained in the Basic Documents to which it is a party are true and correct as of the dates of the respective Basic Documents in all material respects.

          (l) By assignment and delivery of each of the Receivables to the Company and to the Trust as of the Closing Date, title in such Receivables will be transferred to the Company, subject to no Lien prior or equal to the ownership interest granted to the Company and the Company will transfer title in the Receivables to the Trust, subject to no Lien created by the Company prior to equal to the ownership or security interest granted to the Trust.

          (m) The computer tapes with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tapes"), and made available to the Representative by the Sponsor were complete and accurate in all material respects as of the date thereof.

          (n) The Securities have been duly authorized, and, when issued and delivered pursuant to the Basic Documents and duly executed and authenticated by the Owner Trustee and the Indenture Trustee, as applicable, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Basic Documents.

          (o) Deloitte & Touche are independent public accountants with respect to the Sponsor within the meaning of the Act and the Rules and Regulations.

          (p) Prior to the termination of the offering of the Notes, the Company will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus without first furnishing to the Representative a copy of the proposed amendment or supplement and giving the Representative a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Company of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Company of notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The receipt by the Representative of any amendment or supplement to the Registration Statement or Prospectus, as applicable, shall not be deemed a waiver of any condition set forth in Section 5 hereof.

          (q) The Company will deliver, at its expense, to the Representative, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (c) below, and the Company will deliver, at its expense, to each Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request.

          (r) If during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading, or it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Notes may have been sold by the Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be materially misleading or so that the Prospectus will comply with applicable law. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (s) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and the Sponsor will pay all reasonable fees and expenses (including fees and disbursements of counsel to the Representative to the extent provided in Section 4(r) hereof) incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that the Company shall not be required to file a general consent to service of process in any jurisdiction.

          (t) The Company will cause the Trust to make generally available to Securityholders and to the Representative all financial information required to be sent to Securityholders pursuant to the Basic Documents.

          (u) For the period from the date of this Agreement until the retirement of all of the Notes the Company will, or will cause the Servicer to, furnish to the Representative (i) copies of each Servicer's Certificate and the annual statements of compliance delivered to the Owner Trustee or Indenture Trustee pursuant to the Basic Documents and the annual independent certified public accountant's servicing reports furnished to the Owner Trustee or Indenture Trustee pursuant to the Basic Documents, by first-class mail at the same time such statements and reports are furnished to the Owner Trustee or Indenture Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all other reports and communications to any Securityholders or Security Owners, or to or from the Owner Trustee, Indenture Trustee, the Clearing Agency, any Rating Agency or the Commission relating to the Trust or the Securities, (iv) copies of each Opinion of Counsel and Officer's Certificate delivered pursuant to the Basic Documents, as soon as available, and (v) from time to time, such other information concerning the Trust or the Sponsor as the Representative may reasonably request.

          (v) If required, the Company will register the Notes pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (w) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish or cause to be furnished such documents and use reasonable efforts to take any such other action.

          (x) Neither the Company nor the Sponsor will, without the prior written consent of the Representative, publicly offer or sell in the United States any asset backed notes or asset backed certificates or other similar securities representing interests in or secured by motor vehicle loans and/or retail installment sale contracts secured by new and/or used automobiles, motorcycles, vans, trucks, buses and/or trailers, light duty trucks and/or other similar vehicles originated or owned by the Company or the Sponsor for a period of thirty days following the commencement of the offering of the Notes to the public.

          (y) On or before the final transfer of Subsequent Receivables to the Trust and the expiration of the Funding Period, if the Sponsor is required to obtain a letter from Deloitte & Touche, as independent auditors for the Sponsor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Sponsor, as a result of which they have determined, having examined in accordance with such agreed upon procedures, that the Subsequent Receivables conform to the related requirements described in the Prospectus, the Sponsor shall deliver a copy of such letter, addressed to the Representative. The foregoing letter shall be at the expense of the Sponsor.

          (z) At the time of the execution and delivery of on each Funding Date of the Subsequent Receivables, such Subsequent Receivables will have been duly and validly granted to the Indenture Trustee in accordance with the Indenture; and when such grant is effected, a duly and validly perfected pledge of all such Subsequent Receivables subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Sponsor or the Company will have occurred. As of the related Funding Date, each of the Subsequent Receivables will meet the eligibility criteria described in the Prospectus.

     5. The Sponsor will pay (or will promptly reimburse the Underwriters to the extent that the Underwriters shall have paid or otherwise incurred) all costs and expenses incident to the performance of their respective obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) incident to the preparation, printing (or otherwise reproducing), filing and delivery under the Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may designate (including fees and disbursements of counsel for the Underwriters with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents and any Blue Sky Memorandum and the furnishing to the Underwriters and dealers of copies of the Registration Statement, any preliminary prospectus and the Prospectus (including exhibits, amendments and supplements thereto) as herein provided, (vi) the fees and disbursements of the counsel of the Sponsor and the Company and accountants and all fees and disbursements of Underwriters' counsel, (vii) any fees and expenses payable to the Clearing Agency, (viii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Notes and (ix) any fees and expenses of the Owner Trustee and the Indenture Trustee. Notwithstanding the foregoing sentence, the Underwriters will pay all of their own expenses for travel and meals incurred in connection with their underwriting of the Notes.

     6. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy in all material respects, as of the date hereof and the Closing Date, of the representations and warranties on the part of the Sponsor and the Company herein, to the accuracy of the statements of officers of the Sponsor and the Company made in any writing delivered at the Closing pursuant to the provisions hereof, to the performance by each of the Sponsor and the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) At each of the time this Agreement is executed and delivered by the Sponsor and the Company and at the Closing Date, Deloitte & Touche shall have furnished to the Representative letters dated, respectively, as of the date of this Agreement and as of the Closing Date, substantially in the forms of the drafts to which the Representative previously agreed and otherwise in form and substance satisfactory to the Representative and Deloitte & Touche.

          (b) The Prospectus used to confirm sales of Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(c) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, contemplated by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

          (c) The Representative shall have received officer's certificates, dated the Closing Date, signed by any Vice President, Secretary or more senior officer of the Sponsor and the Company, as applicable, representing and warranting that, as of the Closing Date, the representations and warranties of each of the Company and the Sponsor in this Agreement and/or the other Basic Documents are true and correct, that each of the Company and the Sponsor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the other Basic Documents at or prior to the Closing Date, and that since June 30, 2003, there has been no material adverse change, or any development involving a material adverse change, in or affecting particularly the Originator's portfolio of Motor Vehicle Loans or the business or properties of the Trust, the Sponsor or its Affiliates which materially impairs the investment quality of the Notes.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a material adverse change, in or affecting the business, operations, financial condition or properties of the Trust, the Company, the Sponsor or its Affiliates which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes, (ii) any downgrading in the rating of any debt securities of the Sponsor by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with no implication of a possible downgrading of such rating).

          (e) Godfrey & Kahn, S.C., counsel of the Sponsor, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain corporate matters relating to the Sponsor, certain perfection matters under Wisconsin law and such other matters as the Representative may request.

          (f) Richards, Layton & Finger, P.A., special counsel to the Company, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain corporate matters relating to the Company and certain perfection matters under Delaware law.

          (g) Mayer, Brown, Rowe & Maw LLP, counsel to the Underwriters, shall have furnished its written opinion, dated the Closing Date, with respect to certain insolvency matters relating to the Sponsor.

          (h) The Representative shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, counsel to the Underwriters, dated the Closing Date, with respect to certain corporate and securities law matters relating to the Sponsor and the Company, certain federal income tax matters relating to the Trust and the Notes, the validity of the Securities and such other related matters as the Representative shall require and the Sponsor and the Company shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (i) The Representative shall have received an opinion addressed to the Underwriters from counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel.

          (j) The Representative shall have received from counsel for the Indenture Trustee a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel.

          (k) Briggs & Morgan, special Minnesota counsel of the Sponsor, shall have furnished to the Representative its written opinion, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain perfection matters under Minnesota law.

          (l) Nisen & Elliott, special counsel of the Sponsor, shall have furnished to the Representative a written memorandum, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain enforceability and compliance matters relating to the Receivables.

          (m) If any Rating Agency shall have requested any legal opinion, officer's certificate or other document not required by this Agreement, the Representative also shall have received such legal opinion, officer's certificate or other document together with a letter from the party delivering such opinion, certificate or document allowing the Underwriters to rely on such opinion, certificate or document as if it were addressed to the Underwriters.

          (n) The Class A-1 Notes shall have been rated at least A-1+/P-1 or their equivalents by at least two nationally recognized rating agencies, the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated at least

     AAA/Aaa or their equivalents by at least two nationally recognized rating agencies and the Class B Notes shall have been rated at least "A-" or its equivalent by at least one nationally recognized rating agency.

          (o) On the Closing Date and on each Funding Date, the representations and warranties of the Sponsor and the Company herein and in the other Basic Documents will be true and correct in all material respects.

          (p) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of this Agreement and the Basic Documents shall have been paid by the Sponsor or the Company at or prior to the Closing Date.

          (q) The Sponsor and the Company shall have made or caused to be made a deposit in the Reserve Account in the amount of the Initial Reserve Account Deposit.

          (r) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC1 financing statements have been filed in the offices of the Department of Finance - Uniform Commercial Code Section of the State of Wisconsin and the Secretary of State of the State of Delaware reflecting the interest of each of the Company, the Trust and the Indenture Trustee in the Receivables, the other Trust Property and the proceeds thereof.

          (s) The Collection Account, the Prefunding Account and the Reserve Account shall have been established in accordance with the terms of the Sale and Servicing Agreement.

     7. The Company, the Sponsor and the Underwriters agree to the following indemnification and contribution provisions:

          (a) The Company and the Sponsor agree jointly and severally to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), incurred by such Underwriter or such controlling person and caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Sponsor or the Company shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information; provided that the foregoing indemnity with respect to any untrue statement or omission in any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Sponsor or the Company shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Sponsor and the Company, each director and officer of the Sponsor and the Company and each person who controls the Sponsor or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sponsor and the Company to each Underwriter, but only with reference to Underwriter Information delivered by such Underwriter.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Section 7 except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred promptly following submission of a documented request for such reimbursement. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative, any such separate firm for the Company and the Sponsor, their directors, officers and control persons shall be designated in writing by the Company or the Sponsor. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have made two requests of an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the second aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such requests prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in the first, second and third paragraphs of this Section 7 is determined by a court to be unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Person on the one hand and the Indemnifying Person on the other hand from the offering of the Notes or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Sponsor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Sponsor and the total underwriting discounts and the commissions received by the

     Underwriters bear to the aggregate public offering price of the Notes. The relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor, the Company or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Sponsor, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective aggregate principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

          (f)  The indemnity and contribution agreements contained in this
     Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          (g)  The indemnity and contribution agreements contained in this
     Section 7 and the representations and warranties of the Sponsor and the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Sponsor or the Company or any of their officers or directors or any other person controlling the Sponsor or the Company and (iii) acceptance of and payment for any of the Notes.

     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Sponsor and the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, or there shall have been any setting of minimum prices for trading on either such exchange; (ii) trading of any securities of or guaranteed by the Sponsor shall have been suspended or halted on any exchange or in any over-the-counter market; (iii) a moratorium on commercial banking activities in New York, Illinois or Wisconsin shall have been declared by either federal, New York, Illinois or Wisconsin authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus or enforce contracts for the sale of the Notes; (v) if the rating assigned by any nationally recognized securities rating agency (to which the Sponsor has applied for such rating) to any debt securities of or guaranteed by the Sponsor as of the date hereof shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of or guaranteed by the Sponsor on what is commonly termed a "watch list" for possible downgrading; or (vi) if there shall have come to the Representative's attention any facts that would cause the Representative to reasonably determine in good faith that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     9. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase any Notes which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, and (iii) the aggregate principal amount of Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased by the Underwriters on such date, the other Underwriters shall be obligated to purchase Notes which such defaulting Underwriter agreed but failed or refused to purchase on such date. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase Notes which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, (iii) the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased by the Underwriters on such date, and (iv) arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Sponsor. In any such case either the Representative, the Sponsor or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of the Sponsor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Sponsor shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, in each case, other than in connection with any default by the Underwriters under the preceding paragraph eleven, the Sponsor agrees to reimburse the Underwriters, severally, or such Underwriter which has so terminated this Agreement with respect to itself, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriter(s) in connection with this Agreement or the offering contemplated thereunder.

     11. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Credit Suisse First Boston LLC, 11 Madison Avenue, 23/rd/ Floor, New York, New York 10010 (Facsimile No: (212) 325-4296), Attention:
Transaction Advisory Group. Notices to the Sponsor and to the Company shall be given to it at 770 N. Water Street, Milwaukee, Wisconsin 53202 (Facsimile No.:
(414) 765-8097), Attention: Michael J. Burke.

     12. This Agreement shall inure to the benefit of and be binding upon the Sponsor, the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                            [SIGNATURE PAGES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, the Sponsor and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        M&I DEALER AUTO SECURITIZATION, LLC


                                             By:    /s/ Donald H. Wilson
                                                --------------------------------
                                             Name : Donald H. Wilson
                                             Title: President

                                        M&I MARSHALL & ILSLEY BANK


                                             By:    /s/ Donald H. Wilson
                                                --------------------------------
                                             Name : Donald H. Wilson
                                             Title: Senior Vice President

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

CREDIT SUISSE FIRST BOSTON LLC
As Representative
of the Underwriters


By:  /s/ John L. McWilliams, IV
   --------------------------------
  Name : John L. McWilliams, IV
  Title: Managing Director

                                                    SCHEDULE I

----------------------------------------------------------------------------------------------------------------------
                               Initial            Initial            Initial           Initial            Initial
                           Principal Amount   Principal Amount   Principal Amount  Principal Amount   Principal Amount
                             of Class A-1       of Class A-2       of Class A-3      of Class A-4       of Class B
                             Asset-Backed       Asset-Backed       Asset-Backed      Asset-Backed       Asset-Backed
                                Notes              Notes              Notes             Notes              Notes
----------------------------------------------------------------------------------------------------------------------
Credit Suisse First
Boston LLC                 $    113,000,000   $    142,000,000   $   184,000,000   $     94,000,000   $     16,500,000
----------------------------------------------------------------------------------------------------------------------
Citigroup Global Markets
Inc.                       $     35,000,000   $     44,000,000   $    57,000,000   $     29,000,000   $      5,000,000
----------------------------------------------------------------------------------------------------------------------
Banc One Capital
Markets, Inc.              $     13,000,000   $     17,000,000   $    22,000,000   $     11,250,000   $      2,000,000
----------------------------------------------------------------------------------------------------------------------
Robert W. Baird & Co.
Incorporated               $     13,000,000   $     17,000,000   $    22,000,000   $     11,250,000   $      2,000,000
----------------------------------------------------------------------------------------------------------------------
   Total:                  $    174,000,000   $    220,000,000   $   285,000,000   $    145,500,000   $     25,500,000
----------------------------------------------------------------------------------------------------------------------
Purchase Price:                   99.885000%         99.860383%        99.816371%         99.746411%         99.621499%
----------------------------------------------------------------------------------------------------------------------